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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1998, with respect to the consolidated financial statements of BetzDearborn Inc. included in the Registration Statement (Form S-3, No. 333-_____) and related Prospectus of Hercules Incorporated, Hercules Trust I, Hercules Trust II, Hercules Trust III, and Hercules Trust IV.

                                            /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 11, 1998